                                 EXHIBIT 10.13

                     INTEGRATED SUPPORT SERVICES AGREEMENT

This Integrated Support Services Agreement (this "Agreement") is entered into this 31st day of January, 1996, by and among JMC Group, Inc., a Delaware corporation, James Mitchell & Co., a California corporation, and its subsidiaries JMC Insurance Services Corporation and JMC Financial Corporation, each California corporations, and First Tennessee Bank National Association ("FTB"), in its own capacity and as trustee under the Trust Agreement, dated August 31, 1988, as amended from time to time, by and between James Mitchell & Co., as trustor and FTB, as trustee of the trust thereby established and First Tennessee Brokerage, Inc., a Tennessee corporation ("FTBR").

                                    RECITALS

          A. In August, 1988, James Mitchell & Co. and FTB entered into a Services Agreement pursuant to which James Mitchell & Co. and its subsidiaries agreed to provide certain services to FTB, in its own capacity and as trustee, and to the Trust (as hereinafter defined).

          B. In January, 1994, FTB, James Mitchell & Co. and certain of its affiliates entered into a series of agreements which expanded the nature of the parties relationship with each other and restated the terms of the original Services Agreement.

          C. FTB and James Mitchell & Co. and its affiliates have agreed to terminate the Existing Agreements (as hereinafter defined) pursuant to the Termination Agreement (as hereinafter defined), dated the date hereof, and enter into a new arrangement whereby JMC (as hereinafter defined) will provide support services for FTB's and FTBR's internal annuity and mutual fund sales programs pursuant to this Agreement. FTB, FTBR and JMCG (as hereinafter defined) have previously manifested their intent to terminate the Existing Agreements and enter into the new arrangement by execution and delivery of that certain letter of understanding, dated December 8, 1995.


                                   AGREEMENT

In consideration of the foregoing, the mutual covenants and undertakings herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to those terms in the Termination Agreement.

1.1 "Accumulated Value," as of any month-end, means the total of all amounts deposited by Participants in the Trust as of that date, plus all accumulated investment yield thereon less any amounts withdrawn by Participants prior to that date. Such yields and amounts shall be determined by each Product Provider in good faith in accordance with the normal accounting practices of such Product Providers and shall be recorded by JMC.

1.2  "Action(s)" means any and all actions, suits or proceedings.

1.3 "Active Account(s)" means either: (i) for mutual funds, any unique account registration maintained under a separate Social Security number by a Product Provider which has a positive share balance at the end of any month; or (ii) for annuities or insurance, any individual primary policies, excluding those policies issued for the sole purpose of making an added payment to a previously issued policy, which has an outstanding premium balance at the end of the month or was in an active payout phase during the month.

1.4  "Asset Fee Purchase Price" shall have the meaning assigned to that term in
SECTION 5.2 hereof.

1.5 "Change of Control" means (i) any direct or indirect change of more than 40% of the equity ownership of JMC Group, Inc. or JMC (ii) any merger, business combination or sale of all or substantially all of the assets of or liquidation of JMC Group, Inc. or JMC or any similar transaction in which the stockholders of JMC Group, Inc. or JMC, as the case may be, immediately prior to the transaction do not continue to represent more than 50% of the stockholders of JMC Group, Inc. or JMC, as the case may be, or its successor after the transaction, or (iii) any material change in the senior management of JMC Group, Inc. or JMC which shall include the resignation or termination of the Chief Executive or Chief Operating Officer thereof.

1.6  "Change of Law" shall have the meaning assigned to that term in SECTION
16.2.3 hereof.

1.7 "Chargeback" shall have the meaning assigned to that term in SECTION 4.7 hereof.

1.8 "Claim(s)" shall have the meaning assigned to that term in SECTION 12.1.1.1 hereof.

1.9 "Clearing Agreement" means that certain Clearing Agreement, dated the date hereof, by and between JMC Financial Corporation and FTBR.

1.10 "Competing Financial Institution" shall have the meaning assigned to that term in SECTION 10.1.1 hereof.

1.11 "Contract Term" shall have the meaning assigned to that term in ARTICLE XV hereof.

1.12  "Conversion Notice" shall have the meaning assigned to that term in
SECTION 17.8.1 hereof.

1.13 "Current Annuity Block" means the block of business consisting of insurance and annuity policies sold by JMC or Priority to FTB customers from the inception of the annuity sales program at FTB in August 1988 through the Termination Date, together with any and all additional premiums added to such policies after the Termination Date, which policies are still in force.

1.14 "Current Block" means the block of business consisting of the Current Annuity Block and the Current Mutual Fund Block.

1.15 "Current Block Annuity Product(s)" means any insurance or annuity policy which is part of the Current Block. A list of the Current Block Annuity Products is attached to the Termination Agreement as EXHIBIT A.

1.16 "Current Block Product Provider(s)" means any Product Provider whose product is a Current Block Annuity Product.

1.17 "Current Mutual Fund Block" means the block of business consisting of all mutual fund shares sold by Priority to FTB customers from the inception of the mutual fund sales program at FTB in February 1994 through the Termination Date, which shares are still outstanding.

1.18 "Customer(s)" shall have the meaning assigned to that term in the Clearing Agreement.

1.19 "Customer Account(s)" shall have the meaning assigned to that term in the Clearing Agreement.

1.20 "Customer Complaint(s)" means any complaint (whether written or oral) received by JMC, any of its subsidiaries or affiliates, or by any officer, director, agent or employee of any of them or by FTB, any of its subsidiaries or affiliates, or by any officer, director, agent or employee of any of them from any person (including state and governmental agencies, departments, divisions or offices or self-regulatory organizations) with respect to: (i) annuity, insurance or mutual fund sales or servicing made or provided by JMC or Priority personnel prior to the Termination Date; (ii) servicing of annuity, insurance and mutual fund products provided by JMC personnel after the Termination Date pursuant to this Agreement or the Clearing Agreement; or (iii) the FTB Program.

1.21 "Default" shall mean the occurrence of any one or more of the events listed in ARTICLE XIV hereof.

1.22 "Definitive Agreements" means this Agreement, the Termination Agreement and the Clearing Agreement

1.23  "Designated Person" shall have the meaning assigned to that term in
ARTICLE XIII hereof.

1.24 "Dispute" shall have the meaning assigned to that term in SECTION 18.8.1 hereof.

1.25 "Documentation Guidelines" means the written guidelines prepared by JMC, FTB and FTBR after consultation with the Product Providers regarding the documentation which will be required for JMC to process sales of a particular JMC ISS Product or additions to the Current Annuity Block pursuant to this Agreement and the Clearing Agreement.

1.26  "Exclusive Territory" shall have the meaning assigned to that term in
SECTION 10.1.1 hereof.

1.27 "Exception Product Provider(s)" means any Product Provider who cannot meet the Industry Guidelines.

1.28 "Existing Agreements" means the License Agreement, the Services Agreement, the Mutual Fund Agreement and the Option Agreement.

1.29 "FTBR" means First Tennessee Brokerage, Inc., a Tennessee corporation and registered broker/dealer and member NASD.

1.30 "FTB" means First Tennessee Bank National Association, a federally-chartered national bank.

1.31 "FTB Business" means all mutual fund and annuity sales (other than sales of JMC ISS Products and Current Annuity Block Products) made by FTB Employees, which FTB or its affiliates, in its sole discretion, subject to SECTION 2.1.2 hereof, requests that JMC process pursuant to this Agreement.

1.32 "FTB Contact" means the single individual identified by FTB or FTBR from time to time who will handle the resolution of documentation issues as described in SECTION 3.2.1 hereof.

1.33 "FTB Employees" means all employees and agents of FTB and FTBR or any of their affiliates, but does not include any employees of FTB's Bond Division.

1.34 "FTB Information" has the meaning assigned to that term in SECTION 8.3 hereof.

1.35 "FTB Parties" means FTB, its subsidiaries (including FTBR), affiliates, successors and assigns and their respective partners, shareholders, directors, officers, employees and agents.

1.36 "FTB Program" means the internal mutual fund and annuity sales programs of FTB or its affiliates (including the Platform Program) which target customers with investable assets of less than $250,000, but does not include any sales program of FTB's Bond Division.

1.37  "Industry Guidelines" shall have the meaning assigned to that term in
SECTION 2.3.2.1 hereof.

1.38 "Industry Product Provider(s)" means any Product Provider who has represented in writing their ability and willingness to meet the Industry Guidelines.

1.39 "Initial Term" shall have the meaning assigned to that term in ARTICLE XV hereof.

1.40 "Integrated Support Services" means the services provided to FTB by JMC pursuant to this Agreement.

1.41 "ISS Block" means the block of business consisting of JMC ISS Products sold by FTB Employees. The ISS Block shall not include add-on sales of Current Annuity Block Products which are part of the Current Annuity Block.

1.42  "JMC" means James Mitchell & Co. and the Subsidiaries.

1.43 "JMC Annuity Product(s)" means any JMC ISS Product or any Current Block Annuity Product.

1.44 "JMC Annuity Product Provider(s)" means any Product Provider whose product is a JMC Annuity Product.

1.45 "JMC Business" means all sales of JMC ISS Products and Current Annuity Block Products by FTB Employees.

1.46 "JMC Financial" means JMC Financial Corporation, a California corporation and registered broker/dealer and member NASD.

1.47 "JMC Information" has the meaning assigned to that term in SECTION 11.2 hereof.

1.48 "JMC Insurance" means JMC Insurance Services Corporation, a California corporation and licensed insurance agency.

1.49 "JMC ISS Product(s)" means any annuity or insurance product which JMC recommends to FTB or FTBR for use in the FTB Program in accordance with SECTION
2.3.1 hereof and which FTB or FTBR decides to offer and sell to its customers, including any Current Block Annuity Product which JMC recommends to FTB or FTBR and which FTB or FTBR decides to offer for initial (as opposed to add-on) sales in the FTB Program.

1.50 "JMC ISS Product Provider(s)" means any Product Provider whose product is a JMC ISS Product.

1.51 "JMC Parties" means JMC, its subsidiaries, affiliates, successors and assigns and their respective partners, shareholders, directors, officers, employees and agents.

1.52 "JMC Product Provider(s)" means any Product Provider whose product is part of the Current Block or the ISS Block.

1.53  "JMC-Processed Business" means the JMC Business and the FTB Business.

1.54  "JMCG" means JMC Group, Inc., James Mitchell & Co. and Priority.

1.55 "Letter of Understanding" means that certain letter of understanding, dated December 8, 1995, by and among JMCG and FTB.

1.56 "License Agreement" means that certain Service Mark License Agreement, dated January 28, 1994, by and among JMCG and FTB.

1.57 "Mutual Fund Agreement" means that certain Mutual Fund Sales Agreement and Mutual Fund Sales Agreement Supplement No. 1, each dated January 28, 1994, by and among JMCG and FTB.

1.58  "NASD" means the National Association of Securities Dealers, Inc.

1.59  "OCC" means the United States Office of the Comptroller of Currency.

1.60 "Option Agreement" means that certain Option Agreement, dated January 28, 1994, by and among JMCG and FTB.

1.61 "Participant(s)" has the meaning assigned to that term in the Trust Agreement.

1.62 "Performance Standards" means the performance standards set forth on EXHIBIT A attached hereto.

1.63 "Proceeding(s)" means any cease and desist order, written agreement, undertaking or memorandum of understanding with, or other order or supervisory letter from, any Regulator.

1.64 "Product Provider(s)" means the company underwriting or distributing any insurance, annuity or mutual fund product.

1.65 "Publicity" shall have the meaning assigned to that term in ARTICLE XIII hereof.

1.66 "Regulator(s)" means the NASD or other regulatory authority having jurisdiction over the activities of any party hereto.

1.67  "SEC" means the United States Securities and Exchange Commission.

1.68 "Services Agreement" means that certain Services Agreement and Services Agreement Supplement No. 1, each dated January 28, 1994, by and among JMCG and FTB.

1.69  "Set-Up Fees" shall have the meaning assigned to that term in SECTION
4.2.1.1 hereof.

1.70  "Significant Competitor" shall have the meaning assigned to that term in
SECTION 9.2 hereof.

1.71 "Solicitations" shall have the meaning assigned to that term in ARTICLE XIII hereof.

1.72  "Subsidiaries" means JMC Financial and JMC Insurance.

1.73 "Termination Agreement" means that certain Termination and Transition Agreement, dated the date hereof, by and among JMCG and FTB.

1.74 "Termination Date" means the effective date of termination of the Existing Agreements as provided in the Termination Agreement.

1.75  "Total Initial Value" shall have the meaning assigned to that term in
SECTION 4.2.1.1 hereof.

1.76 "Trail Commissions" means all trail commissions payable by JMC Product Providers, including, without limitation, asset and renewal fees and 12b-1 fees.

1.77  "Transaction Fees" shall have the meaning assigned to that term in SECTION
4.1 hereof.

1.78 "Transition Period" means the period commencing December 8, 1995 and ending on the Termination Date.

1.79  "Trust" means the trust established by the Trust Agreement.

1.80 "Trust Assets" shall have the meaning assigned to that term in the Trust Agreement.

1.81 "Trust Agreement" means that certain Trust Agreement, dated August 31, 1988, as amended from time to time, by and between James Mitchell & Co. and FTB.

1.82  "Trustee" means FTB in its capacity as trustee of the Trust.

1.83 "Trustor" means James Mitchell & Co. in its capacity as trustor of the Trust.

                                   ARTICLE II
                          INTEGRATED SUPPORT SERVICES

2.1  INTEGRATED SUPPORT SERVICES.
     ----------------------------

     2.1.1 JMC will provide the following services to the FTB Program during the Contract Term:

          2.1.1.1    New Business Processing and Revenue Accounting.  Processing
                     -----------------------------------------------
          of all JMC Business and all FTB Business. Such processing shall include revenue accounting for the JMC Business and the FTB Business, other than revenue accounting for the Current Mutual Fund Block which accounting is FTBR's responsibility as provided in SECTION 4.3 hereof. Notwithstanding the foregoing, as regards The Life of Virginia flexible premium variable deferred annuity sold by JMC and its affiliates to FTB's customers as the Taxavers Flexible Annuity, JMC will accept for processing only unsolicited add-ons.

          2.1.1.2    Customer Service.  Handling customer service requests for
                     -----------------
          the Current Block and for customers of the JMC-Processed Business.

     2.1.2 FTB and FTBR may elect to have JMC process and service some but not all of the business FTB and its affiliates conduct with a particular Product Provider (other than a JMC ISS Product Provider or a Current Annuity Block Product Provider). In such circumstance, it shall be FTB's and FTBR's sole and exclusive responsibility to ensure that such business is conducted in a manner that segregates it from the JMC-Processed Business and JMC shall have no responsibility for processing or servicing such business. In the event FTB and FTBR are unable to successfully segregate the business, FTB and FTBR shall use their best efforts to remedy the situation, but such failure shall not constitute an Default by FTB or FTBR hereunder.

     2.1.3 All mutual fund and variable annuity sales processed hereunder shall be processed in accordance with the terms of the Clearing Agreement.

     2.1.4 The Integrated Support Services shall be provided by JMC from its central operations center in San Diego, California.

2.2  PERFORMANCE STANDARDS.
     ----------------------

     2.2.1 JMC shall use its best efforts to comply with the Performance Standards for all JMC ISS Product Providers and any other Product Providers which contractually agree in writing to abide by the Performance Standards.

     2.2.2 With respect to any Product Provider which does not contractually agree to abide by the Performance Standards, JMC will use reasonable efforts to comply with the Performance Standards.

     2.2.3 Compliance with the Performance Standards shall be measured from the time JMC receives documentation which is complete and legible and meets the Documentation Guidelines.

2.3  PRODUCTS.
     ---------

     2.3.1  Product Selection.  Subject to SECTION 2.3.2 hereof, FTB and FTBR
            ------------------
     shall determine, in their sole discretion, which annuity and mutual fund products will be offered and sold through the FTB Program. JMC shall be entitled to present annuity and insurance products for consideration by FTB and FTBR and such products will be included in the FTB Program based upon product benefits and customer acceptability in the sole discretion of FTB and FTBR.

     2.3.2  Product Providers.
            ------------------

          2.3.2.1 In order to permit JMC to effectively and efficiently provide the Integrated Support Services for the consideration outlined herein, FTB and FTBR will use their best efforts to select Product Providers which meet the following industry guidelines for the products selected (the "Industry Guidelines"):

               2.3.2.1.1  Capable of instant issue or "app-less" processing.
               2.3.2.1.2 Willing to accept contractual changes and surrender requests at JMC's direction without signed forms or to accept JMC's universal forms.
               2.3.2.1.3 Able and willing to commit to process any complete request within 72 hours.
               2.3.2.1.4 Able and willing to accept account and transaction data electronically (preferred).
               2.3.2.1.5  Permit net commission processing.
               2.3.2.1.6 Provide remote account data access and monthly account value files.
               2.3.2.1.7. Have an established service group dedicated to the bank distribution channels.

          2.3.2.2 In the event FTB or FTBR desires to utilize an Exception Product Provider, JMC will provide the Integrated Support Services for such Product Provider for the Transaction Fees outlined in SECTION 4.1 hereof if it can perform the Integrated Support Services without increased cost to JMC. If FTB or FTBR selects an Exception Product Provider and, JMC experiences increased cost as a result of such Exception Product Providers inability or unwillingness to meet the Industry Guidelines, JMC will have the option to increase the fees for the business processing and/or customer servicing of that Exception Product Provider's product(s). In such a circumstance, JMC will notify FTB or FTBR, as the case may be, of the amount of any increased charges to FTB or FTBR and will provide documentation supporting such increases. Any increase in the fees will be proportional to the increased efforts required by JMC. Beginning thirty (30) days after JMC's notice, FTB or FTBR shall pay the increased fees on business processed and accounts serviced for such Exception Product Provider unless FTB or FTBR, as the case may be, has provided JMC with prior written notice of its intention not to utilize the Exception Product Provider in light of such increased charges or the Exception Product Provider has altered its operations in a manner which permits JMC to perform the Integrated Support Services without increased cost to JMC.

          2.3.2.3 Within 15 business days after submitting the name of a Product Provider to JMC in writing, JMC shall notify FTB or FTBR, as the case may be, whether the Product Provider is an Industry Product Provider or an Exception Product Provider. If the Product Provider is an Exception Product Provider, JMC shall provide with such notice, its best estimate of the increased cost, if any to JMC for performing the Integrated Support Services. Notwithstanding the foregoing, if at any time JMC is unable to perform the Integrated Support Services for any Exception Product Provider without increased cost to it, then JMC will notify FTB or FTBR, as the case may be, and the foregoing provisions hereof shall apply.

          2.3.2.4 Until December 31, 1996, JMC shall provide the Integrated Support Services for the Provider Companies listed on Exhibit B hereto for the Transaction Fees.

          2.3.2.5 All JMC ISS Product Providers shall be Industry Product Providers.

     2.3.3  Appointments.  In the event FTB or FTBR, as the case may be, elects
            ------------
     to offer a JMC ISS Product, JMC will facilitate the appointment of FTB Employees with JMC ISS Product Providers. Prior to such appointment, it shall be FTB's and FTBR's responsibility to ensure that such sales personnel are properly licensed and trained. JMC will also facilitate the appointment of FTB Employees with Current Annuity Block Product Providers for purposes of add-on sales only.

2.4  SURRENDERS AND RESCISSIONS.  JMC shall promptly process all surrender
     ---------------------------
requests in accordance with the Performance Standards. In the event FTBR notifies JMC of the necessity to cancel any mutual fund transaction before the settlement date or to rescind a variable annuity transaction, JMC shall process such a request no later than the end of the business day following notification by FTBR. Such notification shall take the form of a telephone call confirmed by facsimile. In the event FTBR notifies JMC of the necessity to rescind or cancel a mutual fund or variable annuity transaction less than one hour prior to the close of the securities market on the settlement date, JMC will use its best efforts to accomplish the rescission or cancellation. If as a result of a cancellation or rescission, a Product Provider charges JMC for any market loss, FTBR or FTB shall promptly reimburse JMC for such market loss.

2.5  RECORDKEEPING AGENT FOR THE TRUST.  JMC shall maintain on behalf of
     ----------------------------------
Trustee, a list of all Participants together with the Participant's last known address and a list of all Trust Assets held by Trustee for the benefit of such Participants and shall prepare any tax-reporting documents for the Trust.

2.6  CUSTOMER ACCOUNT INFORMATION.  With respect to customer account
     -----------------------------
information, JMC will provide FTBR with tapes containing customer account information on a monthly basis. In addition, JMC will have the ability to provide mutual fund customers who call the central operations center with the most recent share balance and account value information, if any, which is available through networking with the mutual fund Product Provider.

2.7  REPORTS.  JMC will provide FTBR with various monthly reports as may from
     --------
time to time be agreed upon by JMC and FTBR. Such reports shall include information concerning JMC's performance as measured against the Performance Standards, sales production for the FTB Program and individual FTB Employees, revenue accounting and surrenders. In addition, JMC will notify FTBR promptly of the results of any audit by any Regulator. JMC will also provide FTBR with copies of any deficiency letter or other correspondence received from any Regulator which is related to JMC's business with FTB or FTBR.

2.8  COMPLIANCE WITH LAWS.  JMC shall comply with all rules and regulations of
     ---------------------
the NASD, the SEC and any other Regulator which are applicable to the Integrated Support Services provided to the FTB Program under the Definitive Agreements. JMC shall cooperate with FTB's and FTBR's efforts to comply with all applicable rules and regulations of the OCC, the NASD, the SEC and any other Regulator which are applicable to the FTB Program.



                                  ARTICLE III
                              FTB RESPONSIBILITIES

3.1  RESPONSIBILITY FOR THE FTB PROGRAM.
     -----------------------------------

     3.1.1  General.  During the Contract Term, FTB and FTBR shall have sole
            --------
     responsibility (including financial responsibility) for all sales, sales management and compliance aspects of the FTB Program, including, without limitation, the following:

          3.1.1.2 Supervision, management and compensation of the annuity, insurance and mutual fund sales force.

          3.1.1.3    All appointment setting, tracking and reporting.

          3.1.1.4 All sales support, including product training, promotions, marketing materials and sales personnel inquiries.

          3.1.1.5    All FTB Employee commission accounting.

     3.1.2  Compliance.  Without limiting the generality of the foregoing, FTB
            -----------
     and FTBR alone shall be responsible for performing all compliance functions for the FTB Program, including, without limitation, acceptance of accounts and approval of transactions, sales supervision and sales personnel licensing, registration and training. This shall include, without limitation, the preparation of all necessary new account and customer disclosure forms to be used in the FTB Program.

     3.1.3  Licensing and Appointment.
            --------------------------

          3.1.3.1 FTB or FTBR, as the case may be, shall provide JMC with a list of the names of each FTB Employee whose sales will be processed by JMC under this Agreement. This list shall be updated as necessary to ensure its accuracy at all times. The list shall contain the following information:

               3.1.3.1.1 The states in which each FTB Employee is licensed to sell annuity, insurance and mutual fund products;

               3.1.3.1.2 The FTB Employee's agent number with each Product Provider; and

               3.1.3.1.3 The FTB Employee's identification number with FTB or FTBR, as the case may be.

          JMC shall rely on this list when processing sales transactions and, other than consulting the list to ensure that the list indicates that the FTB Employee is appropriately licensed, JMC will not verify any FTB Employee's authority to make any sale JMC processes.

     3.1.3.2 Without limiting the generality of the foregoing, FTB and FTBR shall be responsible for the appointment of all FTB Employees with all Product Providers (other than JMC ISS Product Providers and Current Annuity Block Product Providers).

3.2  RESPONSIBILITY FOR JMC-PROCESSED BUSINESS.  During the Contract Term, FTB
     ------------------------------------------
and FTBR shall be responsible for the following relative to the processing of annuity and mutual fund transactions by JMC pursuant to this Agreement:

     3.2.1  Documentation.  FTB Employees will be responsible for providing JMC
            --------------
     with complete and accurate documentation of a sale which meets the Documentation Guidelines. In the event any documentation is incomplete, illegible or does not comply with the Documentation Guidelines or in the event JMC or its employees have any questions concerning the processing of annuity or mutual fund business submitted to them, JMC shall contact the FTB Contact no later than the end of the next business day after receipt of the documentation. FTB and FTBR will provide JMC with an FTB Contact who will resolve any problems or questions which arise directly with FTB

     Employees no later than the end of the next business day. JMC will use its best efforts to resolve any discrepancy in documentation over the telephone; however, documentation which cannot be corrected over the telephone will be returned immediately to the FTB Contact via facsimile or in any manner reasonably requested by the FTB Contact at FTB's or FTBR's expense. Under no circumstances will JMC be responsible for contacting FTB Employees directly. At its option, JMC may not process any sale until legible and complete documentation which satisfies the Documentation Guidelines has been provided by FTB or FTBR to JMC.

     3.2.2  Completed Applications.  Upon receipt from JMC of an Application
            -----------------------
     Delivery List Report, FTB or FTBR, as the case may be, shall promptly forward all completed applications to the Product Providers.

3.3  DUTIES AS TRUSTEE.  FTB, in its capacity as Trustee, shall carry out its
     ------------------
duties as set forth in the Trust Agreement.

3.4  COMPLIANCE WITH LAWS.
     ---------------------

     3.4.1 FTB and FTBR shall comply with all rules and regulations of the OCC, the SEC and the NASD and any other Regulator which are applicable to the FTB Program and Trust. In addition, FTB and FTBR shall cooperate with JMC in JMC's efforts to comply with all applicable rules and regulations of the NASD, the SEC and any other Regulator.

     3.4.2 FTB shall establish and maintain a Statement of Policy as required by the Interagency Statement on Retail Sales of Nondeposit Investment Products, dated February 15, 1994, and shall provide a copy of such Statement of Policy to JMC.



                                   ARTICLE IV
                          FEES AND OTHER COMPENSATION

     4.1  TRANSACTIONS FEES.  During the Contract Term, FTB or FTBR, as the case
          ------------------
     may be, will pay JMC the following transaction fees (the "Transaction Fees") on a monthly basis; provided, however, that regardless of
                                ------------------
     transaction volume, FTB or FTBR, as the case may be, shall pay JMC minimum monthly Transaction Fees of $25,000.

          4.1.1 $22 per annuity or insurance deposit or mutual fund order processed during the month. There will be no charge for the processing of surrenders, redemptions, or exchanges and after the initial investment, there will be no charge for processing additional investments which are part of a systematic investment program offered by a Product Provider. In addition, annual investments of less than $5,000 into existing individual retirement accounts (excluding rollovers and transfers) will be invoiced at $11 per transaction. Add-on payments of less than $500 to existing mutual fund accounts will be invoiced at $11.00 per order;

          provided, however, that if the number of such orders exceed 20 per
          --------- --------
          month, the fee shall be $22 per transaction thereafter.

          4.1.2 $2.08 per month for each Active Account which JMC is servicing at the end of the month.

          4.1.3 JMC will provide FTBR with an invoice for the Transaction Fees incurred in the previous month no later than the tenth (10th) day of the following month. Such invoices shall be promptly paid by FTB or FTBR, as the case may be. All invoices will be accompanied by information, in form and substance satisfactory to FTBR concerning accounts opened and closed during the preceding month and active accounts as of the end of such month.

          4.1.4 FTBR shall examine promptly all invoices for Integrated Support Services and any other reports provided by JMC to FTBR. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate FTBR's claimed error. JMC shall promptly investigate any such claimed error and advise FTBR accordingly.

4.2  TRUST FEES.
     -----------

     4.2.1  Set-Up Fees.  JMC shall pay Trustee Set-Up Fees (as hereinafter
            ------------
     defined) in respect of all additional premiums deposited by existing Participants into existing Trust accounts with the Trust after the Termination Date. The Set-Up Fees shall be paid monthly within 10 days after the month in which the addition to the Participant's account takes place.

          4.2.1.1 Subject to SECTION 4.2.1.2 hereof, the "Set-Up Fee" shall be 6% of the initial value of additional Trust Assets deposited by any existing Participant into his or her existing Trust account after the Termination Date. The monthly payment shall be computed by adding the initial values of any additional deposits made by existing Participants into existing Trust accounts during the month (the "Total Initial Value") and multiplying that amount by 6%.

          4.2.1.2 In the event a Participant withdraws assets from his or her Trust account during the first 12 months after any additional deposit into his or her Trust account, an adjustment will be made to the Set-Up Fee payable in the subsequent month. For purposes of calculating such adjustment, the Total Initial Value for the subsequent month shall be reduced by (a) one hundred percent (100%) of any amount (in excess of investment yield on the initial value) withdrawn during the preceding month from Participants' Trust accounts if such withdrawals occurred during the first six months after the addition to such Trust accounts and (b) fifty percent (50%) of any amount (in excess of the investment yield on the initial value) withdrawn during the preceding month from the

          Participants' Trust accounts if such withdrawals occurred after the sixth but prior to the end of the twelfth month after the addition to such Trust accounts.

     4.2.2  Asset Fees.  JMC shall pay Trustee an Asset Fee (as hereinafter
            -----------
     defined) based on the Accumulated Value of Trust Assets. The Asset Fee shall be paid monthly within 45 days after the end of each month in which the Asset Fees are earned. The "Asset Fee" shall be .22% (22 basis points) for any month ending on or prior to December 31, 1996 and .15% (15 basis points) thereafter. The monthly payment shall be computed by adding the Accumulated Value of all Trust Assets at the beginning and end of each month and dividing this sum by two to obtain the average Accumulated Value for the month. Such average Accumulated Value shall then be multiplied by .22% (on or prior to December 31, 1996) or .15% (after December 31, 1996), as the case may be, with the product divided by twelve.

4.3  CURRENT MUTUAL FUND BLOCK 12B-1 FEES.  JMC will be entitled to receive
     -------------------------------------
fifty percent (50%) of all Trail Commissions paid by Product Providers in respect of the Current Mutual Fund Block. Notwithstanding the foregoing, JMC's share of the Trail Commissions paid on the Current Block of First Funds shall be
12.5 basis points. FTBR shall pay JMC its share of the Trail Commissions paid by Product Providers in respect of the Current Mutual Fund Block within 10 days after the end of the quarter in which such Trail Commissions are actually received by FTBR. Such payment shall be accompanied by documentation, in form and substance satisfactory to JMC, supporting the amount of such payment.

4.4  FTBR FRONT COMMISSIONS ON JMC ISS PRODUCTS.  With respect to all FTBR sales
     -------------------------------------------
of JMC ISS Products, JMC shall pay FTBR the front commissions paid by JMC ISS Product Providers under an integrated support services program for sales of JMC ISS Products thorough the FTBR Program. JMC shall remit such commissions to FTBR within 10 days after the end of the month in which such commissions are actually received by JMC.

4.5  FTBR TRAIL COMMISSIONS ON JMC ISS PRODUCTS.  JMC shall pay FTBR fifty
     -------------------------------------------
percent (50%) of all Trail Commissions paid by JMC ISS Product Providers in respect of JMC ISS Products. Such Trail Commissions shall be paid to FTBR on a monthly basis within 10 days after the end of the month in which such Trail Commissions are actually received by JMC.

4.6  OUT-OF-POCKET EXPENSES.  During the Contract Term, FTB or FTBR shall,
     -----------------------
promptly upon presentation to FTBR, reimburse JMC for:

     4.6.1  Telephone Invoices.  The actual amount of all telephone invoices
            -------------------
     received by JMC in respect of 800 numbers exclusively dedicated to JMC's provision of the Integrated Support Services pursuant to this Agreement; and

     4.6.2  Other Expenses.  Any other out-of-pocket expenses incurred by JMC at
            ---------------
     FTB's or FTBR's request pursuant to SECTION 3.2.1 hereof.

4.7  CHARGEBACKS.  In the event that any customer surrenders a JMC ISS Product
     ------------
or a Current Annuity Block Product during the chargeback period, the Product Provider will chargeback some or all of the front sales commission paid at the time the product was sold ("Chargeback"). FTB and FTBR agree that, to the extent it received or receives all or any portion of any front commission which is subsequently subject to Chargeback, it will be responsible for its pro rata share of the Chargeback. To the extent feasible, the Set-Up Fees due FTB pursuant to SECTION 4.2.1 hereof will be adjusted as provided therein for any such surrender of a Current Annuity Block Product, but JMC may also deduct FTB's share of such Chargeback from any Asset Fees due FTB pursuant to SECTION 4.2.2 hereof. JMC may deduct FTBR's share of any Chargeback resulting from the surrender of a JMC ISS Product from any other compensation due FTBR hereunder.

4.8  FAILURE TO PAY.
     ---------------

     4.8.1 If FTB or FTBR fail to make any payment required hereunder within 30 days of its due date, FTBR has not notified JMC in writing of any claimed error in an unpaid invoice and JMC is not otherwise in Default hereunder and no event has occurred which with notice or the passage of time or both would constitute a Default by JMC hereunder, JMC shall have the right to charge any other account maintained by JMC for FTB or FTBR or any other assets of FTB or FTBR held by JMC for the net amount due JMC.

     4.8.2 If JMC fails to make any payment required hereunder within 30 days of its due date, JMC has not notified FTB or FTBR in writing of any claimed error in the amount due FTB or FTBR and FTB and FTBR are not otherwise in Default hereunder and no event has occurred which with notice or the passage of time or both would constitute a Default by FTB or FTBR hereunder, FTB and FTBR shall have the right to charge any other account maintained by FTB or FTBR for JMC or any other assets of JMC held by FTB for the net amount due FTB or FTBR.

     4.8.3 Nothing in this SECTION 4.8 is intended to authorize JMC, FTB or FTBR to change any account maintained by JMC, FTB or FTBR for the benefit of JMC's, FTB's or FTBR's customers.

                                   ARTICLE V
                           ASSET FEE PURCHASE OPTION

5.1  TERM OF THE OPTION.  At any time during the Contract Term, FTB may at its
     -------------------
option purchase all of the Trail Commissions payable by Product Providers on the Current Block and the ISS Block by paying JMC the Asset Fee Purchase Price. It shall be a condition precedent to FTB's obligation to pay JMC the Asset Fee Purchase Price with respect to any portion of the Trail Commissions that such Trail Commissions be assignable and that, to the extent the consent of any JMC Annuity Product Provider is required to effectuate any assignment, such JMC Annuity Product Provider shall have consented in writing to the assignment of the trail commissions to FTB. In the event some, but not all, of the JMC Annuity Product Providers give their consent to such an assignment, the Asset Fee Purchase Price shall be calculated with reference to only that portion of the then existing Current Block and ISS Block for which consents have been obtained or which are assignable without consent. Notwithstanding the foregoing, FTB may only elect to purchase all of the Trail Commissions payable on the Current Block and the ISS Block and may not selectively purchase Trail Commissions from only some of the JMC Product Providers. Only JMC's inability to obtain any necessary consent from a JMC Annuity Product Provider shall relieve FTB of its obligation to pay the entire Asset Fee Purchase Price for all Trail Commissions payable on the Current Block and the ISS Block. Upon receipt of FTB's payment of the Asset Fee Purchase Price, JMC shall assign to FTB all of its right, title and interest in and to all Trail Commissions which were included in the calculation of the Asset Fee Purchase Price and thereafter FTB shall receive one hundred percent (100%) of such Trail Commissions paid by Product Providers.

5.2  ASSET FEE PURCHASE PRICE.  The "Asset Fee Purchase Price" shall be the sum
     -------------------------
of (i) fifty percent (50%) of the present value, discounted at a rate of 9 percent per annum, of all Trail Commissions thereafter payable by Product Providers on the then existing Current Annuity Block and the then existing ISS Block using an estimated remaining life of 15 years for such assets and (ii) fifty percent (50%) of the present value, discounted at the rate of 9 percent per annum, of all Trail Commissions thereafter payable by mutual fund Product Providers on the then existing Current Mutual Fund Block using an estimated remaining life of 5 years for such mutual fund assets. For purposes of the Current Block of First Funds, "fifty percent (50%) of the Trail Commissions payable by mutual fund Product Providers" shall mean 12.5 basis points. If the parties cannot agree on such present value then it will be determined by an independent actuarial consultant to be chosen by FTB and JMC with the cost of such consultant to be borne 50% by each; provided, however, that the actuary may
                                         ------------------
not vary the above assumptions concerning the 9 percent discount rate or the remaining life of the assets being valued.

5.3  ASSET FEE PURCHASE OPTION.  The Asset Fee Purchase Option may be exercised
     --------------------------
by FTB or any of its affiliates which under then applicable law may receive Trail Commissions from Product Providers, including FTBR.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF JMC

JMC Group, Inc., for itself and JMC, and James Mitchell & Co., for itself and the Subsidiaries, and each of the Subsidiaries for itself only, represent and warrant as follows:

6.1  DUE ORGANIZATION.  Each of JMC Group, Inc., James Mitchell & Co. and the
     -----------------
Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into this Agreement and the other Definitive Agreements to which it is a party, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

6.2  DUE EXECUTION AND DELIVERY; LEGALLY BINDING.  The execution, delivery and
     --------------------------------------------
performance of this Agreement and the other Definitive Agreements to which it is a party by JMC Group, Inc., James Mitchell & Co. and each of the Subsidiaries, and the consummation by JMC Group, Inc., James Mitchell & Co. and each of the Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the other Definitive Agreements to which it is a party constitute legal, valid and binding obligations of JMC Group, Inc., James Mitchell & Co. and each of the Subsidiaries enforceable against JMC Group, Inc., James Mitchell & Co. and each of the Subsidiaries in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

6.3  NO VIOLATION.  The execution, delivery and performance of this Agreement
     -------------
and the other Definitive Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which JMC Group, Inc., James Mitchell & Co. or any Subsidiary is a party or by which it is bound; (ii) the charter or bylaws of JMC Group, Inc., James Mitchell & Co. or any Subsidiary; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which JMC Group, Inc., James Mitchell & Co. or any Subsidiary is bound; or (iv) any law, rule or regulation applicable to JMC Group, Inc., James Mitchell & Co. or any Subsidiary.

6.4  NO ACTIONS OR PROCEEDINGS.
     --------------------------

     6.4.1 No Actions are pending or threatened against, affecting or related to, JMC Group, Inc. or James Mitchell & Co., in equity or otherwise, which Actions would materially and adversely affect the ability of JMC Group, Inc. or James Mitchell & Co. to perform its obligations hereunder or under any of the other Definitive Agreements to which it is a party.

     6.4.2 No Actions are pending or threatened against, affecting or related to, the Subsidiaries, in equity or otherwise, which Actions would affect the ability of either Subsidiary to perform its obligations hereunder or under any of the other Definitive Agreements to which it is a party.

     6.4.3 James Mitchell & Co. is not, directly or indirectly, subject or party to, or the recipient of, any Proceeding nor has it been advised that any Regulator is contemplating issuing or requesting any such Proceeding, which Proceeding would materially and adversely affect the ability of James Mitchell & Co. to perform its obligations hereunder or under the other Definitive Agreements to which it is a party.

     6.4.4 Neither Subsidiary is, directly or indirectly, subject or party to, or the recipient of, any Proceeding nor has either of them been advised that any Regulator is contemplating issuing or requesting any such Proceeding, which Proceeding would materially and adversely affect its ability to perform its obligations hereunder or under the other Definitive Agreements to which it is a party.

6.5  QUALIFICATION.  Prior to the Termination Date, James Mitchell & Co. and
     --------------
each of the Subsidiaries will be qualified to do business in the States of Tennessee and Mississippi, to the extent such qualification is required to carry on its business as provided in the Definitive Agreements to which it is a party, and in any other jurisdictions where such qualification is required to carry on its business and to provide the services to the FTB Program as provided in the Definitive Agreements to which it is a party. James Mitchell & Co. owns 100 percent of the outstanding capital stock of each of the Subsidiaries free and clear of any and all liens, charges and encumbrances. JMC Group, Inc. owns 100 percent of the outstanding capital stock of James Mitchell & Co.

6.6  LICENSING.  James Mitchell & Co. and each of the Subsidiaries have now, or
     ----------
prior to the Termination Date will have, all licenses, permits and other governmental permission and authority necessary to perform its obligations under this Agreement and the other Definitive Agreements to which it is a party.



                                  ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES OF FTB AND FTBR

FTB, for itself and FTBR, and FTBR for itself only, represent and warrant as follows:

7.1  DUE ORGANIZATION.
     -------------------

     7.1.1 FTB is a national banking association duly organized and validly existing under the laws of the United States. FTB, in its own capacity and as Trustee, has all requisite corporate and trust power and authority to enter into this Agreement and the other Definitive Agreements to which it is a party, to perform its obligations hereunder and thereunder and to perform the obligations and covenants contemplated hereby and thereby.

     7.1.2 FTBR is a corporation, duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to enter into this Agreement and the other Definitive Agreements to which it is a party, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

7.2  DUE EXECUTION AND DELIVERY; LEGALLY BINDING.  The execution, delivery and
     --------------------------------------------
performance of this Agreement and the other Definitive Agreements to which it is a party by each of FTB, in its own capacity and as Trustee, and FTBR and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the other Definitive Agreements to which it is a party constitute legal, valid and binding obligations of each of FTB, in its own capacity and as Trustee, and FTBR enforceable against each of FTB, in both capacities, and FTBR, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

7.3  NO VIOLATION.  The execution, delivery and performance of this Agreement
     -------------
and the other Definitive Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which FTB or FTBR is a party or by which it is bound; (ii) the charter or bylaws of FTB or FTBR; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which FTB or FTBR is bound; or (iv) any law, rule or regulation applicable to FTB as a national bank or FTBR.

7.4  NO ACTIONS OR PROCEEDINGS.
     --------------------------

     7.4.1 No Actions are pending or threatened against, affecting or related to, FTB, in equity or otherwise, which Actions would materially and adversely affect the ability of FTB to perform its obligations hereunder or under any of the other Definitive Agreements to which it is a party.

     7.4.2 No Actions are pending or threatened against, affecting or related to, FTBR, in equity or otherwise, which Actions would affect the ability of FTBR to perform its obligations hereunder or under any of the other Definitive Agreements to which it is a party.

     7.4.3 FTB is not directly or indirectly, subject or party to, or the recipient of, any Proceeding nor has it been advised that any Regulator is contemplating issuing or requesting any such Proceeding, which Proceeding would materially and adversely affect its ability to perform its obligations hereunder or under the other Definitive Agreements to which it is a party.

     7.4.4 FTBR is not, directly or indirectly, subject or party to, or the recipient of, any Proceeding nor has it been advised that any Regulator is contemplating issuing or requesting any such Proceeding, which Proceeding would materially and adversely affect its ability to perform its obligations hereunder or under the other Definitive Agreements to which it is a party.

7.5  QUALIFICATION.  FTBR is qualified to do business in the States of Tennessee
     --------------
and Mississippi and in any other jurisdictions where such qualification is required to carry on its business as provided in the Definitive Agreements to which it is a party. FTB is qualified to do business in the States of Tennessee and Mississippi, to the extent such qualification is required to carry on its business as provided in the Definitive Agreements.

7.6  LICENSING.  Each of FTB and FTBR has all licenses, permits and other
     ----------
governmental permission and authority necessary to perform its obligations under this Agreement and the other Definitive Agreements to which it is a party.



                                  ARTICLE VIII
                                COVENANTS OF JMC

JMC covenants and agrees as follows:

8.1  ACTIVE ACCOUNT LISTING.  Prior to the Termination Date, JMC shall provide
     -----------------------
FTBR with a list, in form and substance satisfactory to FTBR, of all Active Accounts in the Current Block.

8.2  REPRESENTATIVES AND WARRANTIES.  JMC Group, Inc. and JMC shall use their
     -------------------------------
best efforts to ensure that the representations and warranties in ARTICLE VI hereof shall remain true and correct in all material respects at all times during the term of this Agreement. JMC shall provide FTB or FTBR with prompt written notice in the event that any representation or warranty in ARTICLE VI hereof becomes untrue in any material respect at any time during the term of this Agreement; provided, however, that with respect to the representations and warranties made in SECTIONS 6.4.2 AND 6.4.4, JMC shall provide FTB or FTBR with prompt written notice in the event any of these representations and warranties become untrue in any respect at any time during the term of this Agreement.

8.3  CONFIDENTIAL INFORMATION.  All of the information JMC receives from FTB,
     -------------------------
FTBR or any of their affiliates pursuant to this Agreement shall be confidential information ("FTB Information") and JMC shall keep all such FTB Information confidential and treat such FTB Information with the same degree of care that it treats its own confidential information. Except as required by order of a court of competent jurisdiction and upon prior notice to FTB or FTBR, as the case may be, JMC shall not disclose any FTB Information concerning FTB, FTBR or any of their affiliates, the Trust, or any FTB or FTBR customer which FTB Information was acquired by it in connection with carrying out its duties hereunder or under the other Definitive Agreements, nor shall JMC utilize such FTB Information in any manner other than as required to carry out its duties hereunder or thereunder. The obligations of this provision shall survive the termination or expiration of this Agreement and the other Definitive Agreements for any reason.

8.4  CUSTOMER SOLICITATION.  Except as contemplated by this Agreement, unless
     ----------------------
JMC first obtains the written consent of FTB, JMC shall not solicit customers of FTB, FTBR or any of their affiliates for any type of services which FTB, FTBR or any of their affiliates may currently or hereafter provide during the term of this Agreement. Upon termination of this Agreement as provided in ARTICLE XVI hereof, JMC shall not solicit customers of FTB, FTBR or any of their affiliates, except that it may accept unsolicited add-on payments if it continues servicing some or all of such customers.

8.5  NET CAPITAL REQUIREMENTS.  JMC Financial shall maintain the minimum net
     -------------------------
capital required to operate its business in accordance with all applicable rules and regulations of any Regulator with jurisdiction over JMC Financial.

8.6  FINANCIAL STATEMENTS AND OTHER REPORTS.
     --------------------------------------

     8.6.1 JMC shall provide FTBR with copies of JMC Group, Inc.'s annual report to stockholders which shall contain audited financial statements of JMC Group, Inc. and with copies of quarterly financial statements of JMC Group, Inc.'s which shall be prepared in accordance with generally accepted accounting principles. Upon the request of FTB, FTB's Regulators, FTBR or FTBR's Regulators, JMC shall provide FTB's and FTBR's Regulators with access to all records, documentation or information maintained by JMC hereunder.

     8.6.2 JMC Financial will furnish to FTBR a copy of its balance sheet for the current fiscal year and other copies of the executed Forms X-17A-5 Part II A filed with its self-regulatory organization, or of such successor forms as may be applicable.



                                   ARTICLE IX
                               CHANGE OF CONTROL

9.1  COMMUNICATIONS.  In the event of a Change of Control, FTB and FTBR shall be
     ---------------
entitled to review and approve any proposed communication with their customers concerning the Change of Control and James Mitchell & Co. or its successor in interest shall continue to process business and service customers in the same manner as provided herein and in the other Definitive Agreements with no unreasonable turnover in service personnel assigned to the FTB Program unless FTB and FTBR consent to modify these requirements.

9.2  SIGNIFICANT COMPETITORS.  FTB shall have the right to consent (which
     ------------------------
consent shall not be unreasonably withheld) to any Change of Control involving any financial institution which at the time the Change of Control occurs has a 3% or greater share of the retail banking market in the Exclusive Territory as established by an independent third party survey (a "Significant Competitor"). In the event JMC is unable to perform its obligations under SECTION 9.1 hereof or FTB elects not to consent to a Change of Control involving a Significant Competitor, FTB and FTBR shall be entitled to terminate this Agreement and the Clearing Agreement on ninety (90) days notice and will not be required to pay JMC as required in SECTION 17.5 hereof, but such failure or lack of consent shall not constitute a Default by JMC hereunder.



                                   ARTICLE X
                                  EXCLUSIVITY

10.1 COMPETING FINANCIAL INSTITUTIONS.
     ---------------------------------

     10.1.1 Except as provided in SECTION 10.1.2, neither JMC nor any of its affiliates shall, during the Initial Term of this Agreement, sell mutual funds or annuities anywhere within the 21 counties in the State of Tennessee where FTB has a full service retail banking location (other than an automated teller machine) as of the date hereof (the "Exclusive Territory") through a fully-managed, dual employee or integrated support services arrangement or agreement with a financial institution which has a full service retail banking location (other than an automated teller machine) in the Exclusive Territory (a "Competing Financial Institution").

     10.1.2 Notwithstanding the foregoing, commencing six months after the date hereof, but in no event later than August 1, 1996, JMC shall have the option, at any time, to rescind its obligation under SECTION 10.1.1 hereof by providing FTB with ninety (90) days prior written notice, which notice may be given at any time after the earlier of (i) three months after the date hereof or (ii) April 30, 1996. In such event, FTB and FTBR may elect one of the following options:

          10.1.2.1 FTB and FTBR may terminate this Agreement and the Clearing Agreement effective at the end of such ninety (90) day period, in which case, this Agreement and the Clearing Agreement shall be terminated as provided in SECTIONS 17.3 and 17.4 hereof and FTB and FTBR shall not be required to pay JMC as required in SECTION 17.5 hereof; or

          10.1.2.2 FTB and FTBR may continue this Agreement under the terms and conditions outlined herein; provided, however, that should FTB and
                                      ------------------
          FTBR subsequently elect to terminate this Agreement upon ninety (90) days prior written notice as provided in ARTICLE XVI hereof, FTB and FTBR shall not be required to pay JMC as required in SECTION 17.5 hereof.

10.2 JMC EMPLOYEES.  During the Initial Term of this Agreement, neither JMC nor
     --------------
any of its affiliates will solicit for hire or hire any Selected Sales Personnel or any former employee of

JMC's Service Center who accepts an offer of employment with FTB or FTBR unless such individual has been terminated by FTB or FTBR, as the case may be.

10.3 JMC PRODUCTS.  During the Initial Term of this Agreement, JMC will not
     -------------
offer for sale in the State of Tennessee through any Competing Financial Institution or wholesale to a Competing Financial Institution for sale in the Exclusive Territory any annuity or insurance product (other than a JMC Annuity Product) which JMC is processing and servicing under this Agreement. For purposes of this SECTION 10.3 only, "JMC Annuity Products" shall include any annuity or insurance product issued by any Product Provider with whom JMC has a written agreement which predates any agreement FTB or FTBR may have with such Product Provider regardless of whether such product has been sold by JMC, FTB or FTBR to FTB or FTBR customers at any time. Nothing in this SECTION 10.3 shall in any way limit JMC's ability to process or service the business of any Product Provider in connection with an integrated support services program with another financial institution provided such program does not violate any other provision of this SECTION 10.3.



                                   ARTICLE XI
                           COVENANTS OF FTB AND FTBR

FTB and FTBR covenant and agree as follows:

11.1 REPRESENTATIONS AND WARRANTIES.  FTB and FTBR shall use their best efforts
     -------------------------------
to ensure that the representations and warranties of FTB and FTBR in ARTICLE VII hereof shall remain true and correct in all material respects at all times during the term of this Agreement. FTB or FTBR shall provide JMC with prompt written notice in the event that any representation or warranty in ARTICLE VII shall become untrue in any material respect during the term of this Agreement; provided, however, that with respect to the representations and warranties made in SECTIONS 7.4.2 AND 7.4.4 hereof, FTB or FTBR shall provide JMC with prompt written notice in the event any of these representations and warranties become untrue in any respect at any time during the term of this Agreement.

11.2 CONFIDENTIAL INFORMATION.  All of the information FTB and FTBR receive from
     -------------------------
JMC pursuant to this Agreement (excluding any books and records which FTB and FTBR receive under SECTION 17.9 hereof) shall be confidential information ("JMC Information") and FTB and FTBR shall keep all such JMC Information confidential and treat such JMC Information with the same degree of care that it treats its own confidential information. Except as required by order of a court of competent jurisdiction and upon prior notice to JMC, FTB and FTBR shall not disclose any JMC Information which JMC Information was acquired by it in connection with carrying out its duties hereunder or under the other Definitive Agreements, nor shall FTB or FTBR utilize such JMC Information in any manner other than as required to carry out their duties hereunder or thereunder. The obligations of this provision shall survive the termination or expiration of this Agreement and the other Definitive Agreements for any reason.

11.3 FINANCIAL STATEMENTS AND OTHER REPORTS.  FTBR will furnish to JMC a copy of
     --------------------------------------
its balance sheet for the current fiscal year and other copies of the executed Forms X-17A-5 Part II A filed with its self-regulatory organization, or of such successor forms as may be applicable.

11.4 SUSPENSION OR RESTRICTION OF FTB EMPLOYEES.  In the event that FTBR or any
     ------------------------------------------
registered representative of FTBR shall become subject to suspension or restriction by the NASD or any other Regulator having jurisdiction over FTBR and their securities business, FTBR will notify JMC immediately and FTBR authorizes JMC to take such steps as may be necessary for JMC to maintain compliance with the rules and regulations to which JMC is subject. FTBR further authorizes JMC, in such event, to comply with directives or demands made upon JMC by any Regulator. In the event any FTB Employee (other than a registered representation of FTBR) who performs services for FTB or FTBR in connection with the JMC-Processed Business shall become subject to suspension or restriction by the NASD, OCC or any other Regulator having jurisdiction over FTB or FTBR in connection with such services, FTB or FTBR, as the case may be, will notify JMC immediately.



                                  ARTICLE XII
                    INDEMNIFICATION AND CUSTOMER COMPLAINTS

12.1 INDEMNIFICATION BY JMC GROUP, INC. AND JMC.
     -------------------------------------------

     12.1.1  Claims Arising Under the Definitive Agreements.
             -----------------------------------------------

          12.1.1.1 JMC Group, Inc. and JMC hereby agree to defend, indemnify and hold the FTB Parties harmless from any and all liabilities, claims, actions, proceedings, suits, damages, losses, penalties, judgments, costs, expenses, fines, disbursements, and other obligations of any kind whatsoever (including reasonable attorneys' fees and other expenses of investigation, defense, litigation and settlement) (a "Claim") regardless of when made or incurred by the FTB Parties, whether prior to or after termination of this Agreement and the other Definitive Agreements, with respect to or arising out of (i) the failure by JMC Group, Inc. or JMC to perform any of their respective covenants and agreements hereunder or under the other Definitive Agreements and (ii) any Customer Complaints with respect to any servicing made by JMC personnel after the Termination Date pursuant to this Agreement.

          12.1.1.2 Without limiting the generality of the foregoing, JMC Group, Inc. and JMC hereby agree to defend, indemnify and hold the FTB Parties harmless from any and all Claims with respect to or arising out of:

               12.1.1.2.1 the negligence or willful misconduct of JMC, or its employees or agents (other than any FTB Employee) in providing the services contemplated hereunder;

               12.1.1.2.2 the loss of cash after actual receipt by JMC or its employees from FTB or FTBR; or

               12.1.1.2.3 any legal challenge by a Regulator or any other entity or individual that seeks to declare, or which is based, in whole or in part, on a claim that JMC is without authority to offer the services contemplated by this Agreement and the Clearing Agreement, or has violated or will violate any statute, regulation or other rule of law in connection with the offering of such services to FTB or FTBR.

     12.1.2  Claims Arising Under the Services Agreement and Mutual Fund
             -----------------------------------------------------------
     Agreement.  JMC Group, Inc. and James Mitchell & Co. hereby agree to
     ----------
     indemnify FTB as provided in Section 9.1 through 9.3 of the Services Agreement and Section 8.1 and 8.2 of the Mutual Fund Agreement with respect to Claims arising thereunder.

     12.1.3  Claims Arising Under the Trust Agreement.  Subject to SECTION
             -----------------------------------------
     12.2.1 hereof, and except for liability arising as a result of FTB's gross negligence or willful misconduct, James Mitchell & Co. hereby indemnifies FTB, in its individual capacity and as Trustee, and each officer, director, employee or agent thereof, against, and none of the foregoing shall have any liability for, any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, fines or penalties (regardless of when the same shall be made or incurred, whether prior to or after the termination of the Trust Agreement) which may be imposed on, incurred by or asserted against FTB, in its individual capacity or as Trustee, in any way relating to the acceptance or administration of the Trust or the action or inaction of FTB, as Trustee of the Trust to the extent, and only to the extent that such claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, fines or penalties arise out of events occurring or circumstances existing on or prior to the Termination Date.

12.2 INDEMNIFICATION BY FTB AND FTBR.
     --------------------------------

     12.2.1 FTB and FTBR hereby agree to defend, indemnify and hold the JMC Parties harmless from any and all Claims regardless of when made or incurred by the JMC Parties, whether prior to or after termination of this Agreement and the other Definitive Agreements, with respect to or arising out of (i) the failure by either FTB or FTBR to perform any of its covenants and agreements hereunder or under the other Definitive Agreements, (ii) any actions by the FTB Parties as Agent under the Trust on or after the Termination Date; (iii) JMC's continuing role as Trustor under the Trust on and after the Termination Date; and (iv) FTB's and FTBR's sales of mutual funds, annuities and insurance (including JMC ISS Products and Current Annuity Block Products) on and after the Termination Date, including, without limitation, any Customer Complaints with respect to annuity, insurance or mutual fund sales made by FTB Employees except for Customer Complaints arising out of the servicing of annuity and mutual fund products by JMC personnel after the Termination Date pursuant to this Agreement.

     12.2.2 Without limiting the generality of the foregoing, FTB and FTBR hereby agree to defend, indemnify and hold the JMC Parties harmless from any and all Claims with respect to and arising out of:

          12.2.2.1 the negligence or willful misconduct of FTB Employees, including, without limitation, the unreasonable failure to obtain relevant information from Customers as required under the Clearing Agreement;

          12.2.2.2  failure to promptly or accurately enter orders with JMC;

          12.2.2.3 any legal challenge by a Regulator or any other entity or individual that seeks to declare, or which is based, in whole or in part, on a claim that FTB or FTBR is without authority to conduct the FTB Program, or has violated or will violate any statute, regulation or other rule of law in connection with the FTB Program;

          12.2.2.4 the loss of cash prior to the actual receipt by JMC from FTB or FTBR; or

          12.2.2.5 any errors, misunderstandings, controversies or failure of any customer to satisfy his or her obligations, unless such losses, claims, damages, liabilities or expenses, are the result of JMC's negligence or willful misconduct.

12.3 DEFENSE.   In defending the party indemnified pursuant to SECTIONS 12.1.1
     --------
and 12.2 hereof, the indemnifying party agrees to (a) accept immediately the defense of any of the indemnified parties to any action in which any of the indemnified parties is an object of indemnifiable Claims and (b) disclose immediately to all parties in any action regarding such Claims that the indemnifying party is the party responsible for defending and indemnifying the indemnified party. The indemnifying party agrees to reimburse the indemnified party for any and all expenses including reasonable attorney's fees and costs incurred as a result of the filing of any actions arising from any indemnifiable Claim or as a result of the receipt of settlement demands and other demands relative to indemnifiable Claims. The indemnified party may participate in, but may not control, any defense in respect of a Claim; provided, however, that the indemnified party shall be responsible for all the fees and expenses of any independent counsel it elects to retain unless it is determined by such independent counsel that the indemnified party has defenses to the Claim which are not available to the indemnifying party and a conflict of interest exists between the indemnifying and the indemnified parties.

12.4 SETTLEMENT.  No party shall consent to the entry of any judgment against it
     -----------
without the prior consent of the other party. No party shall, without the prior written consent of the other party, enter into any settlement or compromise which does not include the giving by the plaintiff or complainant of a release in form and substance satisfactory to the other party from all its liability with respect to such Claim.

12.5 CUSTOMER COMPLAINTS.
     --------------------

     12.5.1  JMC's Responsibility.  JMC shall have complete and sole
             ---------------------
     responsibility for the resolution of all Customer Complaints related to or arising out of annuity, insurance or mutual fund sales or servicing made or provided by JMC personnel prior to the Termination Date and with respect to: (i) servicing of annuity, insurance and mutual fund products provided by JMC personnel after the Termination Date pursuant to this Agreement or
     (ii) the services performed by JMC Financial pursuant to the Clearing Agreement. JMC shall make such payments and other compensation to the complaining persons as JMC shall determine in its sole judgment to be merited under the circumstances.

     12.5.2  FTB's and FTBR's Responsibility.  FTB and FTBR shall have complete
             --------------------------------
     and sole responsibility for the resolution of all Customer Complaints related to or arising out of annuity, insurance, or mutual fund sales or servicing made or provided by FTB Employees with the exception of Customer Complaints with respect to annuity, insurance and mutual fund sales or servicing made prior to the Termination Date by JMC personnel who are now FTB Employees. FTB and FTBR shall make such payments and other compensation to the complaining persons as FTB and FTBR shall determine in their sole judgment to be merited under the circumstances.

     12.5.3 Notwithstanding SECTIONS 12.5.1 and 12.5.2 hereof, with respect to any Customer Complaint relating to the Current Block or to JMC's servicing of the JMC-Processed Business, to the extent FTB, FTBR or any FTB Employee is named in such Customer Complaint or is alleged to have participated in any manner related to the Customer Complaint, FTB or FTBR, as the case may be, shall participate in the resolution of the Customer Complaint.

     12.5.4  Notification of Customer Complaints.
             ------------------------------------

          12.5.4.1  By JMC.  JMC shall:

               12.5.4.1.1 Notify FTBR immediately of the receipt of all written Customer Complaints relating to the Current Block and of the resolution thereof; and

               12.5.4.1.2 Notify FTBR immediately of the receipt of any material Customer Complaint involving JMC's servicing of annuity and mutual fund products after the Termination Date pursuant to this Agreement or the services provided by JMC Financial pursuant to the Clearing Agreement, and of the resolution thereof. A material Customer Complaint shall include any written complaint and two or more oral complaints from the same customer regarding the same matter.

               12.5.4.1.3 Notify FTB or FTBR, as the case may be, no later than the end of the next business day after determining that any Customer Complaint relates to FTB Employee.

          12.5.4.2 By FTB and FTBR. FTB or FTBR shall notify JMC immediately of the receipt of any Customer Complaint for which JMC is responsible pursuant to SECTION 12.5.1 hereof or which involves JMC personnel.

     12.5.5  Cooperation.  JMC, FTB and FTBR will cooperate, and will use their
             ------------
     best efforts to cause any current officer, director, employee or agent of any of them, to cooperate with the other in the research and investigation of any Customer Complaint.

     12.5.6  Procedures for Customer Complaints on the Current Block.  In
             --------------------------------------------------------
addition to the foregoing, JMC, FTB, and FTBR will agree on certain policies and procedures for the handling of Customer Complaints on the Current Block which will be substantially similar in substance to those contained in FTB's Compliance Procedures for the Priority Investment Alternatives program as in effect on the date hereof.

12.6 SURVIVAL.  The provisions of this ARTICLE XII shall survive the termination
     ---------
or expiration of this Agreement for any reason.



                                  ARTICLE XIII
                                   PUBLICITY

JMC, FTB and FTBR shall coordinate and obtain the written consent of the other party, for all press releases, publicity statements or other public notices ("Publicity") initiated by or on behalf of any one of them relating to this Agreement and the other Definitive Agreements which Publicity identifies another party to the Definitive Agreements by name. FTB, FTBR and JMC shall each designate one person (the "Designated Person") to respond to third parties soliciting a statement from any one of them concerning another party's rights, obligations or services under this Agreement or the other Definitive Agreements (the "Solicitations"). JMC, FTB and FTBR shall each use their reasonable efforts to direct all such Solicitations to their respective Designated Person. The Designated Person shall limit his or her comments to such Solicitation to factual statements concerning any other party to the Definitive Agreement and will promptly notify the other party concerning such Solicitation. Except as specified above, this ARTICLE XIII is not intended to otherwise limit FTB, FTBR or its affiliates, officers or employees in making statements or initiating Publicity concerning the FTB Program.

                                  ARTICLE XIV
                                    DEFAULT

Any one of the following events shall constitute a Default hereunder:

14.1 NON-PAYMENT.  Failure to pay when due any amount required to be paid under
     ------------
this Agreement or any of the other Definitive Agreements, if such failure to pay remains uncured for a period of thirty (30) days after written notice is given by the other party or parties hereto.

14.2 REPRESENTATIONS AND WARRANTIES.  The representations or warranties made by
     -------------------------------
any party herein or in the Clearing Agreement or in any statement or certificate at any time given in writing pursuant hereto shall be or become untrue in any material respect which materially and adversely affects such party's ability to perform its obligations hereunder or under any of the other Definitive Agreements. Notwithstanding the foregoing, if any representation or warranty shall become untrue due to a Change of Law, such event shall not constitute a Default hereunder.

14.3 COVENANTS.  Any party hereto shall fail to perform, or comply with, any
     ----------
other term or condition contained in this Agreement or the other Definitive Agreements (other than the covenant contained in SECTION 8.5 hereto which requires JMC Financial to maintain certain minimum net capital), including, without limitation, the Performance Standards, and such failure shall have not been remedied or waived within sixty (60) days after written notice thereof is given by the other party or parties hereto.

14.4 NET CAPITAL.  JMC Financial shall fail to maintain the minimum net capital
     ------------
required under SECTION 8.5 hereof and such failure shall have not been remedied or waived within fifteen (15) business days.

14.5 INSOLVENCY OF JMC.
     ------------------

     14.5.1  Involuntary.  The entry of a decree or order by a court of
             ------------
     competent jurisdiction for relief in respect of JMC Group, Inc., James Mitchell & Co. or any Subsidiary under Title II of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official for JMC Group, Inc., James Mitchell & Co. or any Subsidiary or of any substantial part of the property of any of them or the imposition of an order to wind up or liquidate the affairs of any of them and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days.

     14.5.2  Voluntary.  The filing by JMC Group, Inc., James Mitchell & Co. or
             ----------
     any Subsidiary under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law of a petition for relief, or the consent by any of them to the filing of such a petition, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of their inability to pay their debts generally as they become due or the taking of corporate action by any of them in furtherance of any such action.

14.6 INSOLVENCY OF FTB OR FTBR.
     --------------------------

     14.6.1  FTB.  The declaration by the Comptroller of the Currency, the
             ----
     Federal Deposit Insurance Corporation or any other Regulator with jurisdiction over FTB, of the insolvency of FTB.

     14.6.2  FTBR.
             -----

          14.6.2.1  Involuntary.  The entry of a decree or order by a court of
                    ------------
          competent jurisdiction for relief in respect of FTBR under Title II of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official for FTBR or of any substantial part of its property or the imposition of an order to wind up or liquidate the affairs of FTBR and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days.

          14.6.2.2  Voluntary.  The filing by FTBR under Title 11 of the United
                    ----------
          States Code or any other applicable federal or state bankruptcy, insolvency or other similar law of a petition for relief, or the consent by FTBR to the filing of such a petition, or the making by FTBR of an assignment for the benefit of creditors, or the admission by FTBR in writing of its inability to pay its debts generally as they become due or the taking of corporate action by FTBR in furtherance of any such action.



                                   ARTICLE XV
                               TERM OF AGREEMENT

The term of this Agreement (the "Contract Term") shall commence on the Termination Date and shall run for an initial period of no more than twenty-four
(24) months until December 31, 1997 (the "Initial Term"). The Contract Term will automatically renew for an additional year on December 31 of each succeeding year unless FTB and FTBR or JMC shall give the other party ninety
(90) days prior written notice of its intention to terminate this Agreement effective at the end of that calendar year.



                                  ARTICLE XVI
                            TERMINATION OF AGREEMENT

16.1 GENERAL.  This Agreement and the Clearing Agreement are intended to run
     --------
concurrently with one another and to terminate at the same time. Either party may terminate this Agreement and the Clearing Agreement for any reason at any time (including during the Initial Term) by giving ninety (90) days prior written notice to the other.

16.2 OTHER TERMINATIONS.  This Agreement and the Clearing Agreement may also be
     -------------------
terminated:

     16.2.1  At any time by mutual consent of the parties;

     16.2.2 In the event of a Default hereunder, by the non-defaulting party at any time upon written notice; or

     16.2.3 At any time, by FTB and FTBR, if any Regulator with jurisdiction over FTB or FTBR shall issue any written interpretation, policy statement, ruling, order or judgment which, in the judgment of FTB, FTBR, or FTB's or FTBR's counsel would make the FTB Program or the performance of any of FTB's or FTBR's obligations under this Agreement or the Clearing Agreement unlawful or in violation of such interpretation, policy statement, ruling, order or judgment (a "Change of Law").



                                  ARTICLE XVII
                             EFFECTS OF TERMINATION

Termination of this Agreement and the Clearing Agreement shall have the following effects upon the parties depending on the circumstances:

17.1 DEFAULT BY JMC.  In the event this Agreement and the Clearing Agreement are
     ---------------
terminated by FTB and FTBR because of a Default by JMC, FTB and FTBR shall be entitled to receive all Trail Commissions paid thereafter by Product Providers on the then existing Current Block and the then existing ISS Block and JMC shall assign to FTB or FTBR all of its right, title and interest in and to such Trail Commissions, subject to the written consent of the Product Providers, or otherwise pay all such Trail Commissions to FTB or FTBR.

17.2 DEFAULT BY FTB OR FTBR.  In the event this Agreement and the Clearing
     -----------------------
Agreement are terminated by JMC because of a Default by FTB or FTBR, JMC shall be entitled to receive all Trail Commissions paid thereafter by Product Providers on the then existing Current Block and the then existing ISS Block.

17.3 OTHER TERMINATIONS.  Subject to SECTION 17.6 hereof, in the event this
     -------------------
Agreement and the Clearing Agreement are terminated for any reason other than a Default of a party, then FTB and FTBR may elect one of the following two alternatives.

     17.3.1 FTB and FTBR may retain JMC as servicing agent for the Current Block, the ISS Block and any other then existing block of JMC-Processed Business in which case:

          17.3.1.1 FTB or FTBR shall pay JMC a monthly servicing fee of $2.08 per month for each Active Account (or such higher rate as shall have been determined pursuant to the provisions of SECTION 2.3.2 hereof) which JMC is servicing at the end of the month and will promptly reimburse JMC for the actual amount of all telephone invoices received by JMC in respect of 800 numbers exclusively dedicated to JMC's servicing of these accounts; and

          17.3.1.2 Unless FTB or FTBR has previously elected to purchase the Current Block and the ISS Block pursuant to ARTICLE V hereof, JMC shall be entitled to retain fifty percent (50%) of all Trail Commissions paid by Product Providers on the then existing Current Block and the then existing ISS Block. For purposes of the Current Block of First Funds, "fifty percent (50%) of the 12b-1 fees paid by Product Providers" shall mean 12.5 basis points. It is understood and agreed by FTB, FTBR and JMC that all Trail Commissions payable on the Current Block and the ISS Block will be paid directly to JMC and JMC will, in turn, promptly pay FTB or FTBR fifty percent (50%) of all amounts so received.

     17.3.2 Subject to SECTION 17.4 hereof, FTB, FTBR or their designee shall act as servicing agent in which case, unless FTB or FTBR has previously elected to purchase the Current Block and the ISS Block pursuant to ARTICLE V hereof, FTB or FTBR shall promptly pay JMC the Asset Fee Purchase Price in the manner and subject to the terms and conditions set forth in SECTION
     5.1 hereof. Upon receipt of payment of the Asset Fee Purchase Price, JMC shall assign to FTB or FTBR all of its right, title and interest in and to all Trail Commissions which were included in the calculation of the Asset Fee Purchase Price and thereafter FTB or FTBR, as the case may be, shall receive one hundred percent (100%) of such Trail Commissions paid by Product Providers.

17.4 FTB SERVICING.  Notwithstanding SECTION 17.3 hereof, if FTB or FTBR desires
     --------------
to service the business of a particular JMC Product Provider and JMC is unable to obtain the consent of such JMC Product Provider to the assignment of Trail Commissions to FTB or FTBR as provided in SECTION 5.1 hereof, FTB or FTBR shall be entitled to service the business of such JMC Product Provider and retain fifty percent (50%) of all Trail Commissions paid by such JMC Product Provider in respect of the Current Annuity Block and the then existing ISS Block, if and
                                                                         ------
only if:
--------

     17.4.1 FTB, FTBR or their designee (which shall be a third party administrator not affiliated with any insurance company) is able and willing to commit to use its best efforts to comply with the Performance Standards; and

     17.4.2 FTB, FTBR or their designee (which shall be a third party administrator not affiliated with any insurance company) does in fact use its best efforts to comply with the Performance Standards.

     In the event FTB, FTBR or their qualified designee fails to use its best efforts to comply with the Performance Standards and such failure is not remedied or waived within sixty (60) days after written notice thereof is given to FTB or FTBR, as the case may be, by JMC, then JMC shall promptly resume servicing of the business for such JMC Product Provider(s) and FTB or FTBR shall pay JMC the servicing fees outlined in
SECTION 17.3.1.1 hereof.

17.5 EARLY TERMINATION.  Notwithstanding the foregoing, and except as provided
     ------------------
in SECTIONS 9.2, 10.1.2 and 17.6 hereof, in the event FTB and FTBR elect to terminate this Agreement or the Clearing Agreement prior to December 31, 1997 for any reason other than JMC's Default, FTB or FTBR shall pay JMC a termination fee equal to $25,000 times the number of unpaid months remaining in the Initial Term.

17.6 CHANGE OF LAW.  In the event of a Change of Law, the following alternatives
     --------------
apply.

     17.6.1 If the Change of Law negatively impacts FTB's or FTBR's ability to conduct the FTB Program or to perform its obligations hereunder or under the Clearing Agreement in a limited way, but does not dictate that FTB and FTBR entirely cease all activities under the FTB Program, then FTB and FTBR shall continue this Agreement under the terms and conditions outlined herein; provided, however that the minimum monthly Transaction Fees
              --------  -------
     provided in SECTION 4.1 hereof shall be reduced proportionately by the same amount as the anticipated reduction in annual production for the revised scope of the FTB Program. The amount of such anticipated reduction shall be based solely upon actual production volumes for the immediately preceding 6 months. If FTB or FTBR subsequently elect to terminate this Agreement, the early termination payment required under SECTION 17.5 shall be based on the amount of the reduced monthly minimum Transaction Fees calculated in accordance with this SECTION 17.6.1.

     17.6.2 If the Change of Law dictates that FTB and FTBR entirely cease all activities under the FTB Program, then FTB and FTBR shall promptly notify JMC and this Agreement and the Clearing Agreement shall automatically terminate in accordance with SECTION 17.3 and 17.4 hereof and, FTB and FTBR shall not be required to pay JMC as required in SECTION 17.5 hereof. Until such time as FTB or FTBR notify JMC in writing which of the alternatives provided in SECTION 17.3 hereof it desires, JMC shall continue to act as servicing agent as provided in SECTION 17.3.1 hereof.

17.7 TRANSACTIONS FEES.  In the event this Agreement it terminated for any
     ------------------
reason, on the effective date of termination, FTB or FTBR shall pay JMC all Transaction Fees earned by JMC pursuant to SECTION 4.1 hereof for Integrated Support Services performed by JMC prior to and including the effective date of termination.

17.8 CONVERSION OF ACTIVE ACCOUNTS.  In the event this Agreement is terminated
     ------------------------------
for any reason and JMC does not continue to service the Active Accounts after such termination, it shall be FTB's or FTBR's responsibility to:

     17.8.1  Mutual Funds and Variable Annuities.  With respect to all mutual
             ------------------------------------
     fund and variable annuity accounts, arrange for the conversion of the Customer Accounts to another clearing broker which may be FTBR or one of its affiliates. FTBR will give JMC notice (the

     "Conversion Notice") of (i) the name of the broker which will assume responsibility for clearing services for Customers and FTBR, (ii) the date on which such broker will commence providing such services, (iii) FTBR's undertaking, in form and substance satisfactory to JMC, that FTBR's agreement with such broker provides that such broker will accept on conversion all Customer Accounts then maintained by JMC and (iv) the name of an individual with that organization whom JMC can contact to coordinate the conversion. The Conversion Notice shall accompany FTB's and FTBR's notice of termination given pursuant to ARTICLE XVI hereof. If FTBR fails to give the Conversion Notice to JMC, JMC may give to Customers such notice as JMC deems appropriate of the termination of this Agreement and may make such arrangements as JMC deems appropriate for transfer or delivery of Customer Accounts. FTB and FTBR shall reimburse JMC for all costs incurred in making the conversion unless this Agreement has been terminated by JMC under SECTION 16.1 hereof or FTB and FTBR terminate this Agreement under
     SECTION 16.2.2 hereof.

     17.8.2  Fixed Annuities and Other Insurance Products.  With respect to all
             ---------------------------------------------
     fixed annuity and other insurance accounts, arrange for the conversion of such accounts to another servicing agent which may be FTBR or one of its affiliates. The Conversion Notice shall contain (i) the name of the servicing agent which will assume responsibility for servicing these accounts for FTB or FTBR, (ii) the date on which such servicing agent will commence providing such services, (iii) FTB's or FTBR's undertaking, in form and substance satisfactory to JMC, that FTB's or FTBR's agreement with such servicing agent provides that such servicing agent will accept on conversion all accounts then maintained by JMC and (iv) the name of an individual with that organization whom JMC can contact to coordinate the
     conversion.   The Conversion Notice shall accompany FTB's and FTBR's notice of termination given pursuant to ARTICLE XVI hereof. If FTB or FTBR fail to give the Conversion Notice to JMC, JMC may give to customers such notice as JMC deems appropriate of the termination of this Agreement and may make such arrangements as JMC deems appropriate for transfer or delivery of such accounts. FTB and FTBR shall reimburse JMC for all costs incurred in making the conversion unless this Agreement has been terminated by JMC under SECTION 16.1 hereof or FTB and FTBR terminate this Agreement under
     SECTION 16.2.2 hereof.

17.9 FTB INFORMATION.  Upon termination or expiration of this Agreement for any
     ----------------
reason, FTB and FTBR shall be entitled to the following:

     17.9.1 The right to all books and records concerning its customers except to the extent JMC needs to retain such books and records and in its capacity and only for the purpose of acting as servicing agent or as are required by law; and

     17.9.2 The return of all FTB Information received or under the control of JMC except to the extent JMC needs to retain such FTB Information and in its capacity and only for the purpose of acting as servicing agent or as are required by law.

17.10  JMC EMPLOYEES.  Notwithstanding any other provision of this Agreement, if
       --------------
this Agreement is terminated for any reason other than upon the Default of JMC, then FTB and

FTBR shall not solicit or retain the services of any employee of JMC for a period of 90 days after the effective date of termination.



                                 ARTICLE XVIII
                                 MISCELLANEOUS

18.1 NOTICES.  All notices, requests, demands and other communications hereunder
     --------
shall be in writing and shall be deemed given, if delivered personally or sent by telecopy with receipt confirmed, on the day given or, if mailed by certified or registered mail, postage prepaid, return receipt requested, three days after placement in the United States mail properly addressed to the addressees below:

          If to JMC:
               9710 Scranton Road, Suite 100
               San Diego, CA 92121
               Attn: Brian Finneran, President
               Telecopy number: (619) 450-9102

          If to FTB or FTBR:

               4990 Poplar Avenue
               Memphis, TN 381117
               Attn:  Paul Mann
               President
               Telecopy number: (901) 537-2627

               With a Copy To:

               Dan Overbey
               Vice President, Retail Sales Manager
               First Tennessee Bank National Association
               165 Madison Ave.
               Memphis, TN 38103
               Telecopy number: (901) 523-4145

18.2 GOVERNING LAW.  This Agreement (including the Exhibits attached hereto),
     --------------
shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee without regard to principles of conflicts of law and the forum for any legal action or proceeding hereunder shall be the State of Tennessee.

18.3 INTEGRATION.  This Agreement and the other Definitive Agreements contain
     ------------
the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all previous oral and written agreements, commitments and understandings and all contemporaneous oral negotiations, commitments, writings and understandings relating to the activities contemplated hereunder and thereunder. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

18.4 HEADINGS.  The headings contained in this Agreement are for reference
     ---------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18.5 ILLEGALITY.  Any provision of this Agreement which is invalid, illegal or
     -----------
unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

18.6 ATTORNEY'S FEES.  Except as provided in SECTION 18.8 hereof, in the event
     ----------------
any legal action or proceeding is brought to enforce the terms of this Agreement, the prevailing parties shall be entitled to reimbursement from the other parties for all reasonable legal fees and court costs incurred with respect to such action or proceeding.

18.7 APPLICABLE REGULATIONS.  Notwithstanding any other provisions of this
     -----------------------
Agreement, the ability of FTB, FTBR and JMC to perform their mutual duties and fulfill their mutual responsibilities hereunder shall at all times be subject to any applicable state and federal laws and regulations.

18.8 ALTERNATIVE DISPUTE RESOLUTION.
     -------------------------------

     18.8.1 In the event of any dispute, claim or controversy which in any way relates to, results from, or arises out of this Agreement or the Clearing Agreement, any amendment or breach hereof or thereof, or any resulting transactions ("Dispute"), if the Dispute cannot be settled through negotiation, the parties hereto agree to first try in good faith to settle the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, as mandated below. Regardless of the outcome of such mediation, each party shall bear its own costs, attorneys' fees and share of mediation fees.

     18.8.2 Thereafter, any remaining Dispute shall be decided by neutral binding arbitration in accordance with the rules of the NASD and not by court action. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided, however, that no arbitrator(s) shall be permitted to award punitive damages in such arbitration proceeding. Regardless of the outcome of such arbitration, each party shall bear its own costs, attorneys' fees and share of arbitration fees.

18.9 EXPENSES.  JMC, FTB and FTBR shall pay all expenses associated with the
     ---------
performance of their obligations hereunder.

18.10  NO JOINT VENTURE.  In accordance with the limitations set forth herein,
       -----------------
this Agreement does not create the relationship of a joint venture, partnership or agency among the parties.

18.11  COUNTERPARTS.  This Agreement may be executed by the parties hereto in
       -------------
separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one instrument.



IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

FIRST TENNESSEE BANK NATIONAL       FIRST TENNESSEE BROKERAGE,
ASSOCIATION                         INC.

By:  /s/Paul Harless                  By:  /s/ Paul Mann
     ---------------                       -------------

Its: Sr. Vice President               Its:  President
     ------------------                     ---------


JAMES MITCHELL & CO.                JMC INSURANCE SERVICES
                                    CORPORATION

By:  /s/Brian J. Finneran             By:  /s/Brian J. Finneran
     --------------------                  --------------------

Its: President                        Its:  President
     ---------                              ---------


JMC FINANCIAL CORPORATION           JMC GROUP, INC.

By:  /s/Brian J. Finneran             By:  /s/Brian J. Finneran
     --------------------                  --------------------

Its: President                        Its:  President
     ---------                              ---------

                                   EXHIBIT A

                             PERFORMANCE STANDARDS
                             ---------------------


All service requests shall be completed or directed to the appropriate Product Provider no later than the end of the business day following receipt of all necessary information and documentation. The telephone shall be answered within 3 rings 95% of the time.

Subject to Section 2.2 of this Agreement, the following elapsed service standards from time of initiation by the customer to completion by JMC will be met 95% of the time:



                                   Fixed    Variable   Mutual     Life
                                  Annuity   Annuity    Funds    Products

Policy Issue                      30 days    30 days      N/A   60 days*

Contract  or Account Changes      21 days    21 days   7 days    21 days

Confirmations                      7 days     7 days    1 day     7 days

Surrenders/Liquidations           21 days     7 days    1 day    21 days

Annuitizations                    60 days    60 days      N/A        N/A

Death Claims                      90 days    90 days      N/A    90 days


Service times may vary based upon underwriting considerations such as medical examinations, attending physician statement requirements, etc.

                                   EXHIBIT B

                               PROVIDER COMPANIES
                               ------------------


Aetna Life Insurance & Annuity Company
ITT Hartford Life Insurance Company
Nationwide Life Insurance Company
Great Northern Insured Annuity Corporation (GNA)
Providian